NEWS RELEASE

Eden Energy Spuds New Well and Starts Recompletions in White River Dome Field, Piceance Basin, Colorado

VANCOUVER, October 10, 2007 -- Eden Energy Corp. (OTCBB: EDNE) is pleased to announce that the AHU 18-23 well in the Ant Hill Unit of the White River Dome field in Colorado spud on October 10, 2007. Eden expects the well to take about 12 days to drill to total depth of approximately 8000 feet at which time the well will be logged and the drilling rig will be moved to the AHU 8-12 location. If justified by well logs, the wells will be fracture stimulated in the Cameo coal and Williams Fork formations and turned to sales. Eden expects to have both wells drilled and completed by year end.

Eden is also pleased to announce that workover operations on the LF 17-21 well began on October 9, 2007. The plan calls for the lowermost perforations of the well to be tested for water production and isolated from the remainder of the Cameo and Williams Fork section, following which the well will be placed back on production and the completion rig moved to the LF 17-42. The recompletion program for the LF 17-42 consists of new perforations and fracture treatments over previously bypassed zones in the Williams Fork as well as re-perforations over zones in the Cameo that the Company believes have additional potential. After recompleting the LF 17-42 well the completion rig will move back to the LF 17-21 well to perform a similar recompletion program if necessary or on to the AHU 18-23 for completion operations. Both recompletions are expected to be finished by year end.

Donald Sharpe, president of Eden Energy, commented “We are happy to be drilling again at White River Dome, and to be moving forward with the recompletions of our two existing wells. Our research shows this area to be an excellent potential source of long life production and reserves. We look forward to getting these wells drilled and producing.”

General:

Eden Energy Corp. focuses on large scale oil and gas projects with significant resource potential. Its Noah project in eastern Nevada contains exceptionally rich source rocks, large thrusted fault blocks, and an excellent potential reservoir rock. The Chinchaga prospect in Northern Alberta also targets dolomitized Devonian reservoirs and its large resource potential fits well with the Company’s goals. These high potential projects are balanced by the lower risk development project at White River Dome in Colorado.

Notice Regarding Forward Looking Statements

This news release contains "forward-looking statements", as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include, among other things, the drilling of the Noah prospect to total depth, the length of time to drill to total depth, potential reservoir rock in the Noah Project, the production rates of the White River Dome wells, the timing of the next two White River Dome wells, the timing of the recompletion of the existing White Rive Dome wells, and the low risk development of the White River Dome Project.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with oil and gas exploration; changes in reserve estimates if any; the potential productivity of our properties; changes in the operating costs and changes in economic conditions and conditions in oil and gas exploration. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance those beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-KSB for the 2006 fiscal year, our quarterly reports on Form 10-QSB and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Eden Energy Corp.

Regarding the company and any of its projects, please contact Paul Mitchell of Eden Energy Corp. at 1-866-693-1100 or email: info@edenenergycorp.com

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